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EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Registration Statement of Vital Living, Inc. on Form SB-2/A of our report dated July 10, 2003, relating to the financial statements of MAF BioNutitionals, LLC as of November 22, 2002 and for the period from January 1, 2002 through November 22, 2002, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus, which is a part of this Registration Statement.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
August 2, 2004

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  EXHIBIT 23.4
Consent of Independent Registered Public Accounting Firm